UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 6 July 2021

AIR PRODUCTS AND CHEMICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-04534	23-1274455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard

Allentown, Pennsylvania 18195-1501

(Address of principal executive offices and Zip Code)

(610) 481-4911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	APD	New York Stock Exchange
1.000% Euro Notes due 2025	APD25	New York Stock Exchange
0.500% Euro Notes due 2028	APD28	New York Stock Exchange
0.800% Euro Notes due 2032	APD32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2021, Air Products and Chemicals, Inc. (the “Company”) announced that M. Scott Crocco, the Company’s Chief Financial Officer, informed the Company that he will retire effective September 30, 2021. Melissa Schaeffer will succeed Mr. Crocco as Senior Vice President and Chief Financial Officer of the Company commencing August 10, 2021. Ms. Schaeffer, age 41, joined the Company in 2016 and has most recently served as Vice President, Finance-GEMTE, Americas, Middle East, and India since November 2020 and previously served as Vice President, Chief Audit Executive. She holds a degree in Finance and Accounting from Indiana University and an MBA from Villanova University.

A copy of the Company’s press release, dated July 9, 2021, announcing the transition is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated 9 July 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Date: 9 July 2021	By:	/s/ Sean D. Major
Sean D. Major
Executive Vice President, General Counsel and Secretary